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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): September 3, 2002


                               EDT LEARNING, INC.
             (Exact name of Registrant as specified in its charter)


           Delaware                                              76-0545043
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)


2999 North 44th Street, Suite 650, Phoenix, Arizona                 85018
     (address of principal executive offices)                     (Zip code)


                                 (602) 952-1200
              (Registrants telephone number, including area code)

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ITEM 5. OTHER EVENTS

     On June 17, 2002 EDT Learning, Inc., ("the Company") acquired certain assets of Quisic Corporation, ("Quisic") a California based private company as documented in the Asset Purchase Agreement by and among EDT Learning, Inc. and Quisic Corporation. On July 2, 2002 the Company filed an initial Form 8-K to disclose this acquisition. The Company's Form 8-K/A is due on September 3, 2002. Pursuant to Section 4, "Covenants of the Seller" of the Asset Purchase Agreement, Quisic was obligated to provide its audited financial statements to the Company for the years ended December 31, 2001 and 2000 within two weeks of the transaction closing. As of September 3, 2002, Quisic has not delivered its audited financial statements to the Company. The Company is therefore currently unable to file Form 8-K/A due to a lack of audited financial statements of Quisic for the years ended December 31, 2001 and 2000. The Company anticipates receiving the audited financial statements of Quisic within the next 30 days and will file Form 8-K/A as soon as possible after those financial statements become available.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        EDT LEARNING, INC.

                                        By: /s/ James M. Powers, Jr.
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                                            James M. Powers, Jr.,
                                            Chairman of the Board, President and
                                            Chief Executive Officer
Dated: September 3, 2002

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